UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2015

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 9, 2015, Acucela Inc. (the "Company") entered into amendments to the employment agreements (each, an "Employment Agreement") with the following executive officers (each, an "Executive Officer"): Roger Girard, its Chief Strategy Officer, John Gebhart, its Chief Financial Officer, and Ted Danse, its Chief Business Officer (collectively, the "Amended Agreements") which, among other things, modified the accelerated vesting schedule of equity awards previously granted to each Executive Officer in the event of the termination of an Executive Officer's employment with the Company (absent a change in control) without "Cause" or for "Good Reason" (each as defined in the Employment Agreements as amended by the Amended Agreement). The Amended Agreements also modified how each Executive Officer's incentive bonuses are determined and the amount of incentive bonus each Executive Officer is eligible to receive upon termination without Cause or for Good Reason. Further, the Amended Agreements amended the "Change in Control" definition to exclude certain types of transactions from such definition and specified that any non-renewal of an Executive Officer's Employment Agreement shall constitute a termination of such Executive Officer's employment by the Company without Cause.

The preceding summary of the terms of the Amended Agreements is qualified in its entirety by reference to the terms of the actual Amended Agreements for Mr. Girard, Mr. Gebhart and Mr. Danse, copies of which have been attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1	Amendment to Employment Agreement between Roger Girard and Acucela Inc.
10.2	Second Amendment to Employment Agreement between John Gebhart and Acucela Inc.
10.3	Second Amendment to Employment Agreement between Ted Danse and Acucela Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.
Date: December 15, 2015

	By:	/s/ John E. Gebhart
John E. Gebhart
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement between Roger Girard and Acucela Inc.
10.2	Second Amendment to Employment Agreement between John Gebhart and Acucela Inc.
10.3	Second Amendment to Employment Agreement between Ted Danse and Acucela Inc.